INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 8 to Registration Statement No. 33-74174 of First MetLife Investors Variable Annuity Account One (formerly, First Cova Variable Annuity Account One) of First MetLife Investors Insurance Company (formerly, First Cova Life Insurance Company (the Company)) on Form N-4 of our report dated March 9, 2001 relating to the statutory-basis financial statements and the related statutory-basis financial statement schedule of the Company (which report expresses an unqualified opinion and includes an explanatory paragraph that indicated that the financial statements were prepared in accordance with accounting practices prescribed or permitted by the New York State Insurance Department, which differ from and are not in accordance with accounting principles generally accepted in the United States of America), and our report dated March 9, 2001 relating to the financial statements of First Cova Variable Annuity Account One, appearing in the Statement of Additional Information (which is incorporated by reference in the Prospectus of First MetLife Investors Variable Annuity Account One), which is part of such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Statement of Additional Information.


/s/DELOITTE & TOUCHE LLP


Chicago, Illinois
October 9, 2001


                         Consent of Independent Auditors


The Board of Directors
First MetLife Investors Insurance Company


We consent to the use of our reports on the statutory financial statements of First Cova Life Insurance Company (now known as First MetLife Investors Insurance Company) (the Company) dated March 3, 2000, and on the financial statements of the sub-accounts of First Cova Variable Annuity Account One (now known as First MetLife Investors Variable Annuity Account One) dated March 20, 2000, and to the reference to our firm under the heading "Experts" in the Statement of Additional Information, in the Post-Effective Amendment No. 8 to the Registration Statement (Form N-4, File No. 33-74174) of First MetLife Investors Variable Annuity Account One.


                                              /s/KPMG LLP
                                              ------------
                                                KPMG LLP


Chicago, IL
October 9, 2001